Exhibit 3.82

Microfilm Number 9864- 250	Filed with the Department of State on AUG 6 1998

Entity Number 2833494	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP
DSCB:15-8511 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: 111 ARRANDALE ASSOCIATES, L.P.

2.	The (a) address of this limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	1160 W. Swedesford Road, Suite 140, Southpoint One, Berwyn, 19312 Chester Number and Street City State Zip County

(b)	c/o:__________________________________________________________
Name of Commercial Registered Office Provider County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

Name	Address
Prentiss Properties Acquisition Partners, L.P.	1160 W. Swedesford Road, Suite 140 Southpoint One Berwyn, PA 19312

4.	(Check, and if appropriate complete, one of the following):

XXX The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

     IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 25th day of August, 1998.

111 ARRANDALE ASSOCIATES, L.P., a Pennsylvania limited partnership

By: PRENTISS PROPERTIES ACQUISITION
PARTNERS, L.P., its sole general partner

By: Prentiss Properties I, Inc., general partner

By: /s/ Henry C. Gulbrandsen, Jr.
Henry C. Gulbrandsen, Jr., Vice President

Microfilm Number________________	Filed with the Department of State on 4-12-01

Entity Number UNREADABLE TEXT
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP DSCB: 15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that;

1.	The name of the limited partnership is: 111 Arrandale Associates. L.P.

2.	The date of filing of the original Certificate of Limited Partnership is: August 26 1981

3.	(Check and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: _______________________at ______________________
Date Hour
5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 10th day of April, 2001.

WITHDRAWING GENERAL PARTNER:	NEW GENERAL PARTNER:

111 Arrandale Associates, L.P. a Pennsylvania	Brandywine Operating Partnership, L.P., a Delaware
limited partnership	limited partnership

By: Prentiss Properties Acquisition Partners. L.P.,	By: Brandywine Realty Trust, general partner
its sole general partner
By: Prentiss Properties 1, Inc., its general partner

BY:	BY: XXXXXX
TITLE: Senior Vice President	TITLE: President and Chief Executive Officer

EXHIBIT A
CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
111 ARRANDALE ASSOCIATES, L.P.

Article 2 and Article 3 of the Certificate of Limited Partnership of 111 Arrandale Associates, L.P. are hereby amended in their entirety as follows:

2.	The address of this limited partnership’s registered office in this Commonwealth is:

14 Campus Boulevard, Suite 100, Newtown Square, PA 19073-3280

3.	The name and business address of the general partner of the partnership is:

Brandywine Operating Partnership, L.P.
14 Campus Boulevard, Suite 100, Newtown Square, PA 19073-3280.

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa.C.S.)
Entity Number

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Document will be returned to the name and address you enter to the left.
Name	PEPPER HAMILTON LLP

Address	200 ONE KEYSTONE PLAZA
NORTH FRONT AND MARKET STREETS
P.O. BOX 1181
HARRISBURG, PA 17108-1181

City State Zip code

Fee: $52	Filed in the Department of State on JUN 06 2002
XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, design to amend its Certificate of Limited Partnership Organization, hereby certifies that:

1.	The name of the limited partnership limited liability company is 111 Arrandale Associates, L. P.

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 8-6-98

3.	Check and if appropriate complete one of the following:

The amendment adopted by the limited partnership limited liability company, set forth in full, as follows:

The amendment adopted by the limited partnership limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on ________ at ________
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership Organization

The restated Certificate of Limited Parnership Organization supersedes the original Certificate of Limited Partnership Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this
4th day of June 2002

111 Arrandale Associates, L.P.
Name of Limited Partnership/Limited Liability Company

Signature

(See Exhibit B attached)

Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT
111 ARRANDALE ASSOCIATES, L.P.

Article 4 of the Certificate of Limited partnership shall be amended, so that, as amended, Article 4 shall read as follows:

‘‘Article 4. The address of this limited partnership’s registered Office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

‘‘Article 6. The name and business address of each general partner is: Brandywine Operating Partnership, L.P., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462. Montgomery County.’’

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

‘‘Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462. Montgomery County.’’

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

of

111 ARRANDALE ASSOCIATES, L.P.

By:	Brandywine Operating Partnership. L.P., a Delaware limited partnership General Partner

By:	Brandywine Realty Trust, a Maryland real estate trust

By:	/s/Brad A. Molotsky Brad A. Molotsky, Secretary